UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary proxy statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Commercial Federal Corporation

(Name of Registrant as Specified in its Charter)

N/ A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

Date:	September 8, 2005

Contact:	Hal A. Garyn
Investor Relations Director
(402) 514-5336

Commercial Federal Corporation Announces

Special Shareholder Meeting and Record Dates

OMAHA, NE, September 8, 2005 – Commercial Federal Corporation (NYSE:CFB) announced today that it will convene a special meeting of shareholders on Tuesday, November 1, 2005, to vote on its previously announced merger with Bank of the West. Commercial Federal set Monday, September 19, 2005 as the record date for the determination of shareholders entitled to vote at the special meeting.

This press release is not a solicitation of a proxy from any Commercial Federal shareholder. Commercial Federal has filed a preliminary proxy with the Securities and Exchange Commission (SEC) concerning the planned merger of Commercial Federal and Bank of the West. This document is not yet final and will be further amended. WE URGE INVESTORS TO READ THE DEFINITIVE VERSION OF THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Commercial Federal will be available free of charge by directing a request to Commercial Federal Corporation, Investor Relations Department, 13220 California Street, Omaha, Nebraska, 68154, Telephone (402) 514-5337.

Commercial Federal and its directors and executive officers and other members of their management and employees, may be deemed to be participants in the solicitation of proxies in connection with the planned merger. Information regarding Commercial Federal’s directors and executive officers, and a description of their direct and indirect interests, by security holdings or otherwise, is available in the preliminary proxy statement filed with the SEC. Investors may obtain additional information regarding the interests of the participants by reading the preliminary proxy statement and by reading the definitive proxy statement/prospectus when it becomes available.

This press release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as "would", "may", "will", "expects" or "expected to" and other terms with similar meaning indicating possible future events or actions or potential impact on the businesses or shareholders of Commercial Federal. There is no assurance the shareholder meeting or the transaction contemplated in this release will be completed at all, or completed upon the same terms and conditions previously described. All forward-looking statements in this press release are expressly qualified by information contained in Commercial Federal’s filings with regulatory authorities. Commercial Federal does not undertake to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.